As filed with the Securities and Exchange Commission on February 15 , 2001
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

RATIONAL SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	54-1217099
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

18880 Homestead Road
Cupertino, California   95014
(408) 863-9900

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Catapulse Inc. 1999 Stock Plan
 (full name of plan)

TIMOTHY A. BRENNAN
CHIEF FINANCIAL OFFICER AND SECRETARY
RATIONAL SOFTWARE
CORPORATION
18880 HOMESTEAD ROAD
CUPERTINO, CALIFORNIA   95014
(408) 863-9900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
KATHARINE A. MARTIN, ESQ.
WILSON SONSINI GOODRICH & ROSATI
PROFESSIONAL CORPORATION
650 PAGE MILL ROAD
PALO ALTO, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Catapulse Inc. 1999 Stock Plan Common Stock, $0.01 par value....................	1,015,338	$21.04 (3)	$21,362,712 (3)	$5,340.68

(1) All options outstanding under the Catapulse Inc. 1999 Stock Plan (the "Catapulse Options") are exercisable for the Registrant's Common Stock. The Catapulse Options were assumed by the Registrant pursuant to the Registrant's acquisition of Catapulse Inc. effective February 5, 2001 (the "Acquisition"). The exercise price per share of the Catapulse Options is determined by dividing the exercise price for Catapulse Options immediately prior to the Acquisition by the conversion ratio of 0.0825, which was used in the Acquisition, rounded up to the nearest whole cent.

(2) Price per share and aggregate offering price estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, (the "Securities Act") solely for the purpose of calculating the registration fee.

(3)Computation based on the weighted average exercise prices of the options, all of which were previously granted and as converted pursuant to the terms of the Acquisition.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 1,015,338 shares of Common Stock of Rational Software Corporation, a Delaware corporation (the "Registrant"), issuable to eligible employees, consultants and advisors under the Catapulse Inc. 1999 Stock Plan ("1999 Stock Plan") assumed by Registrant upon the merger of Catapulse Inc., a Delaware corporation, with the Registrant. The 1999 Stock Plan was previously an obligation of Catapulse.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 2000 as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000 filed pursuant to the Exchange Act.

(c) The Registrant's Current Reports on Form 8-K dated December 13, 2000 and February 9, 2001 filed with the Commission pursuant to the Exchange Act.

(d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated May 25, 1984 and any amendment or report filed hereafter for the purpose of updating such description, pursuant to the Exchange Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors, the form of which is attached hereto as Exhibit 10.1.

Item 7. Exemption from Registration Claims.

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	The Catapulse Inc. 1999 Stock Plan and form of Stock Option Agreement.
5.1	Opinion of counsel as to legality of Securities being registered.
10.1

Form of Indemnification Agreement is incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19669), filed with the Commission on January 13, 1997, as amended on January 17, 1997.

23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-2).

Item 9. Undertakings.

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) (To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 , and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, as amended, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on February 15, 2001.

RATIONAL SOFTWARE CORPORATION

By:	/s/ Timothy A. Brennan

Timothy A. Brennan
Senior Vice President, Chief Financial Officer, and Secretary (Principal Financial Officer & Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas F. Bogan and Timothy A. Brennan and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: February 15, 2001      /s/ Paul D. Levy
                        --------------------------------------------
                        Paul D. Levy, Founder and Chairman of the Board

Date: February 15, 2001      /s/ Michael T. Devlin
                        --------------------------------------------
                        Michael T. Devlin, Founder, Chief Executive
                        Officer, and Director

Date: February 15, 2001      /s/ Thomas F. Bogan
                        --------------------------------------------
                        Thomas F. Bogan, President, and Chief Operating
                        Officer

Date: February 15, 2001     /s/ Timothy A. Brennan
                        --------------------------------------------
                        Timothy A. Brennan, Senior Vice President,
                        Chief Financial Officer, and Secretary
                        (Principal Financial Officer
                        & Principal Accounting Officer)

Date: February 15, 2001      /s/ Leslie G. Denend
                        --------------------------------------------
                        Leslie G. Denend, Director

Date: February 15, 2001      /s/ John E. Montague
                        --------------------------------------------
                        John E. Montague, Director

Date: February 15, 2001      /s/ Allison R. Schleicher
                        --------------------------------------------
                        Allison R. Schleicher, Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	The Catapulse Inc. 1999 Stock Plan and form of Stock Option Agreement.
5.1	Opinion of counsel as to legality of Securities being registered.
10.1

Form of Indemnification Agreement is incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19669), filed with the Commission on January 13, 1997, as amended on January 17, 1997.

23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-2).